UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 25, 2017

Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37458	80-0798640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10200 Alliance Road, Suite 200 Cincinnati, Ohio		45242
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (513) 487-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On July 25, 2017, the Board of Directors (the “Board”) of Milacron Holdings Corp. (the “Company”) voted to expand its number of authorized directors from nine to thirteen and appointed Ms. Rebecca Lee Steinfort and Messrs. Timothy M. Crow, Gregory J. Gluchowski, Jr., and David Reeder (the “ Appointed Directors”) as independent directors, all effective as of July 25, 2017. Ms. Steinfort and Mr. Reeder were also appointed to the Audit Committee of the Board (the “Audit Committee”), Mr. Crow was appointed to the Compensation Committee of the Board, and Mr. Gluchowski was appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). In connection with Ms. Steinfort’s and Mr. Reeder’s appointments to the Audit Committee, Mr. James Gentilcore resigned from the Audit Committee, and was appointed to the Nominating and Corporate Governance Committee.

Ms. Steinfort, appointed as a Class I Director of the Company, currently is a director of Nature’s Sunshine Products having served in that capacity since February 2015. From July 2015 to December 2016 she served as Chief Executive Officer of Hero Practice Services, LLC. Prior thereto she was Chief Operating Officer of Paladina Health, a subsidiary of DaVita Healthcare Partners, Inc., from July 2010 to July 2015, Chief Marketing Officer of DaVita Inc. from July 2009 to June 2012, and Chief Strategy Officer of DaVita Inc. from July 2009 to June 2010. Ms. Steinfort also previously held executive positions at QCE Holdings LLC (Quiznos) from 2007 to 2009, including Chief Marketing Officer, and at Level 3 Communications from 2000 to 2006, and began her career as a consultant with Bain & Company.

Mr. Crow, appointed as a Class II Director of the Company, served as Executive Vice President Human Resources of The Home Depot, Inc., from February 2007 to July 2017. Prior to that, Mr. Crow served as Vice President Organization, Talent and Performance Systems at The Home Depot, Inc. from February 2005 to February 2007, and Vice President Performance Systems at The Home Depot, Inc. from May 2002 to February 2005. Mr. Crow also previously held officer level positions at Kmart Holding Corporation and Sears, Roebuck & Co.

Mr. Gluchowski, appointed as a Class III Director of the Company, is President and Chief Executive Officer of The Hillman Companies, Inc., a position he has held since September 2015. Prior thereto, Mr. Gluchowski served as President of the Hardware & Home Improvement division of Spectrum Brands Holdings Inc. from January 2013 to September 2015. Prior thereto, Mr. Gluchowski served as President, Hardware & Home Improvement of Stanley Black &

Decker from January 2010 to December 2014. Mr. Gluchowski previously held management positions at Stanley Black & Decker from January 2002 to January 2010 and began his career at Phelps & Dodge Wire & Cable in 1988.

Mr. Reeder, appointed as a Class III Director of the Company, served as President and Chief Executive Officer of Lexmark International, Inc. from November 2016 to June 2017. Prior to that, he served as Chief Financial Officer of Lexmark International Inc. from January 2015 to November 2016. Prior thereto, Mr. Reeder served as Chief Financial Officer of Electronics for Imaging from January 2014 to January 2015 and as Vice President and Chief Financial Officer, Enterprise Networking Group of Cisco Systems Inc. from May 2012 to January 2014. Prior to that, Mr. Reeder served as Vice President and Managing Director, Asian Operations of Broadcom Corporation from October 2007 to May 2012. Mr. Reeder also previously held management level positions at Texas Instruments and Millipore Corporation.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which any of the Appointed Directors had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between any of the Appointed Directors and any other person pursuant to which any of the Appointed Directors was selected as a director of the Company.

In addition, the Company and each of the Appointed Directors will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-203321) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.21 to the Registration Statement.

Changes to Non-employee Director Compensation

On July 25, 2017 the Board approved the following concerning non-employee director compensation: (1) an amendment to the non-employee director compensation policy consisting of an increase in the value of the annual restricted stock unit award to $110,000, such awards to be made each year on the date that is two business days after the public disclosure of the Company’s financial results for the previous fiscal year; (2) in connection with their election to the Board, each of the Appointed Directors will receive (i) a restricted stock unit award on August 1, 2017 in an amount equivalent to $110,000, vesting in full on February 27, 2018, with the number of the restricted stock units to be determined using the closing price of the Company’s common stock as reported on the NYSE on August 1, 2017, and (ii) cash compensation for the period July 25, 2017 through December 31, 2017 in the amount of $60,000, in lieu of the cash compensation otherwise provided under the non-employee director compensation policy for that period; and (3) each of Directors James Kratochvil, James Gentilcore, and Waters Davis will receive a restricted stock unit award on August 1, 2017 in an amount equivalent to $50,000, vesting in full on February 27, 2018, with the number of the restricted stock units to be determined using the closing price of the Company’s common stock as reported on the NYSE on August 1, 2017.

Appointment of President

On July 25, 2017 the Board appointed Mr. Thomas J. Goeke, Chief Executive Officer, as the Company’s President effective immediately. There are no changes in Mr. Goeke’s compensation as a result of or in connection with this appointment, nor are there any arrangements or understandings pursuant to which he was selected to be President or any transactions involving the Company for which disclosure would be required under Item 404(a) of Regulation S-K. The information concerning Mr. Goeke required under Item 401 of Regulation S-K is contained in the Company’s proxy statement dated March 16, 2017.

Changes to Compensatory Arrangement of Chief Financial Officer

On July 25, 2017 the Compensation Committee of the Board approved adjustments to the compensation of Bruce Chalmers, Chief Financial Officer of the Company, consisting of an increase in annual base salary to $500,000 and an increase in his target annual performance-based cash award opportunity to 80% of base salary, both of which are effective as of July 1, 2017. Mr. Chalmers also will receive a restricted stock award on August 1, 2017 in an amount equivalent to $880,000, vesting ratably over three years, with the number of shares of restricted stock to be determined using the closing price of the Company’s common stock as reported on the NYSE on August 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:	/s/ Hugh O’Donnell
Name:	Hugh O’Donnell
Title:	Vice President, General Counsel and Secretary

Date: July 28, 2017